SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 14, 2011 (April 14, 2011)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7575 West Jefferson Blvd, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2011, the board of directors of Steel Dynamics, Inc. (the company) announced the appointment of Mark D. Millett to the newly created position of President and Chief Operating Officer of the company.  Millett, a co-founder of the company in 1993 and a director since that time, has been Executive Vice President for Metals Recycling and Ferrous Resources, as well as President and Chief Operating Officer of OmniSource Corporation (a wholly-owned subsidiary of the company) since August 2008.  During the 10 years prior to August 2008, Mr. Millett led the company’s flat-rolled steel and iron-making initiatives.

In his new capacity, Millett will assume direct management of the operating leadership team, with all Executive Vice Presidents, except for the CFO, reporting directly to him.

Mr. Millett’s annual salary will increase from $540,000 to $670,000, effective with his appointment.  All other compensation arrangements will remain materially unchanged.

Item 8.01.  Other Events.

On April 24, 2011, Steel Dynamics, Inc. issued a press release titled “Steel Dynamics Names Millett President and Chief Operating Officer.”  The full text of the press release is furnished herewith and attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)  The following exhibit is furnished with this report:

Exhibit Number	Description

99.1	A press release dated April 14, 2011, titled “Steel Dynamics Names Millett President and Chief Operating Officer.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/Theresa E. Wagler
Date: April 14, 2011	By:	Theresa E. Wagler
	Title:	Chief Financial Officer